Elicio Therapeutics to Present Updated Clinical T Cell and Antigen Spreading Response Data from the Ongoing AMPLIFY-201 Phase 1 Study of ELI-002 and Preclinical Data on ELI-007 and ELI-008 at the AACR Annual Meeting • 68% of patients treated with ELI-002 developed cytotoxic mKRAS-specific CD4+ T cells • 84% of patients treated with ELI-002 developed cytotoxic mKRAS-specific CD8+ T cells • The majority of ELI-002-treated patients tested had antigen spreading where induced T cells targeted additional patient-specific tumor mutations beyond mKRAS • The majority of patients who received a ELI-002 booster dose were observed to have durable mKRAS-specific T cell response with increased memory T cell phenotype • Preclinical studies of ELI-007 and ELI-008 demonstrated that AMP vaccination resulted in a 42-fold to a several-hundred-fold increased immune response when compared to conventional vaccines • Initial ELI-002 7P clinical data expected to be presented in the second quarter of 2024 BOSTON, April 5, 2024 – Elicio Therapeutics, Inc. (Nasdaq: ELTX, “Elicio Therapeutics” or “Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer, today announced that it will be sharing pipeline updates for all investigational candidates at the upcoming American Association for Cancer Research (“AACR”) Annual Meeting, taking place in San Diego, California from April 5-10, 2024. Among the data presented will be updated immunogenicity data from the ongoing Phase 1 (AMPLIFY-201) study of ELI-002, an off-the-shelf investigational therapeutic cancer vaccine for patients with mutant Kirsten rat sarcoma (“mKRAS”)-driven pancreatic and colorectal cancers. Preclinical data on vaccine candidates, ELI-007 and ELI-008, investigational peptide vaccines targeting BRAF and p53-driven cancers, respectively, will also be shared. In the first-in-human, Phase 1 (AMPLIFY-201) study, ELI-002 was given as adjuvant treatment for patients with high relapse-risk mKRAS-driven colorectal cancer (“CRC”) and pancreatic ductal adenocarcinoma (“PDAC”). A majority of patients who received the booster immunizations maintained or increased mKRAS-specific T cell responses relative to baseline. ELI-002 demonstrated several key advantages, including lymph node-targeted vaccine design, potent immunogenicity with balanced CD4+ and CD8+ T cell responses, HLA-agnostic activity, and targeting of mKRAS antigens critical for tumor survival. The mKRAS-specific CD4 and CD8 T cells generated by ELI-002 exhibited increased cytotoxic function and development of favorable memory phenotype. Regulatory T cell responses were not detected. Antigen spreading was observed following ELI-002 vaccination, with patient-specific tumor neoantigen- directed T cell responses detected in the majority of evaluated patients using direct ex vivo immunogenicity assays. "Earlier data published in Nature Medicine demonstrate that our off-the-shelf lymph node- targeted cancer vaccine candidate, ELI-002, induces memory T cell responses. With longer follow-up, we observed response durability and added antigen-spreading to the mechanism of ELI-002, where we saw additional personal neoantigen responses join together with mutated

KRAS responses creating a precision response that may lead to enhanced clinical activity,” said Christopher Haqq, M.D., Ph.D., Elicio’s Executive Vice President, Head of Research and Development, and Chief Medical Officer. “Following positive early findings from the 2-peptide formulation of ELI-002, we initiated a randomized Phase 2 study of our 7-peptide formulation, ELI-002 7P, in adjuvant pancreatic cancer (NCT05726864). We expect to share interim 7- peptide ELI-002 data from the Phase 1A arm in the second quarter of 2024.” Peter DeMuth, Ph.D., Chief Scientific Officer at Elicio Therapeutics, added, “These preclinical data demonstrate that ELI-007 and ELI-008 induce strong tumor antigen-specific T cell responses targeting BRAF and p53 mutations, respectively. ELI-007 and ELI-008 induced highly potent and functional T cell responses, often ten to a hundred-fold higher than comparator. These data build on previous data showing that the AMP strategy can improve the potency of vaccine immunotherapy by delivering vaccine components directly to the lymph nodes, the ‘command center’ of the immune system. These data support the broad applicability of the technology and represent promising therapeutic product opportunities targeting mutations shared in a large fraction of human solid cancers.” Poster Presentation Summary Presentation Title: Durable immunogenicity of ELI-002 2P in AMPLIFY-201: Lymph node targeted mKRAS-specific amphiphile vaccine in pancreatic and colorectal cancer Session Title: First-in-Human Phase I Clinical Trials 1 Session Date and Time: Monday, April 8, 2024, 1:30 PM – 5:00 PM PT • ELI-002 2P consists of 2 Amph-modified mKRAS peptide antigens, Amph-G12D and Amph-G12R (Amph-Peptides 2P), and an Amph-modified immune-stimulatory oligonucleotide adjuvant (Amph-CpG-7909). • ELI-002 2P was administered as an adjuvant treatment for patients with high relapse-risk mutant KRAS PDAC and CRC. • 25 patients received ELI-002 2P at 1.4 mg of Amph-Peptides 2P and Amph-CpG-7909 at 5 escalating dose levels: 0.1, 0.5, 2.5, 5, and 10 mg. • Peripheral blood and circulating tumor DNA (“ctDNA”) or serum tumor antigen were collected longitudinally to assess T cell immunogenicity and reductions in clinical tumor biomarkers. • A majority of patients who received ELI-002 booster immunizations maintained or increased mKRAS-specific T cell responses relative to baseline. Durable responses were associated with increased memory T cell phenotype compared to baseline. • ELI-002 induced increased mKRAS-specific CD4 and CD8 T cells with cytotoxic function, associated with increased memory phenotype in a majority of patients. • CD4+ T regulatory cells were not induced after ELI-002 2P immunization. • Antigen spreading was observed with T cell responses to patient-specific tumor mutations (not mKRAS) after ELI-002 2P vaccination in a majority of patients tested. • Data demonstrated several advantages of ELI-002 including lymph node-targeted vaccine design, potent immunogenicity with durable and balanced CD4+ and CD8+ T cell responses, increased T cell cytotoxic function, and antigen spreading to induce T cells targeting additional tumor mutations beyond mKRAS. Presentation Title: AMP-peptide vaccination against mutant BRAF epitopes promotes lymph node delivery to generate potent, functional T cell immunity

Session Title: Vaccines, Antigens, and Antigen Presentation 1 Session Date and Time: Tuesday, April 9, 2024, 9:00 AM – 12:30 PM PT • Our preclinical program, ELI-007, is an investigational multivalent lymph node–targeted AMP peptide vaccine comprised of the V600E and V600K mutant antigens, developed to target BRAF gene mutations. • AMP-immunization generated robust in vivo immune responses yielding strong T cell activation against mBRAF epitopes. • Lymph node-targeted AMP-vaccination resulted in a 19-fold increase in immune response after only 3 doses and a 42-fold increase after 5 doses when compared to conventional comparator vaccines. • Induced T cells were polyfunctional exhibiting the production of multiple effector cytokines (IFNγ, TNFα, IL2, GM-CSF) as well as cytotoxic molecules (Granzyme B) important in the lysis of tumor cells. • Substantial populations of mBRAF-specific T cells were found patrolling peripheral organs like the lung, which is one of the predominant sites for metastatic spread in melanoma and colorectal carcinoma. Presentation Title: AMP-peptide vaccination against multiple p53 mutant epitopes promotes lymph node delivery to generate potent, functional T cell immunity Session Title: Vaccines, Antigens, and Antigen Presentation 1 Session Date and Time: Tuesday, April 9, 2024, 9:00 AM – 12:30 PM PT • Our preclinical program, ELI-008, is an investigational multivalent lymph node–targeted AMP peptide vaccine developed to target p53 hotspot mutations. • AMP-immunization generated robust immune responses yielding strong T cell activation against common p53 hot spot mutations (R248W, R248Q, R175H, R273H, R273C, R282W, G245S, Y220C, C135Y, R158H, H214R). • Potent T cell responses were observed after only two doses with AMP-p53 R248W, which were further improved after a third bi-weekly dose. For multiple p53 mutations, ELI-008 demonstrated a several-hundred-fold increase over conventional comparator vaccines. • Induced T cells were polyfunctional exhibiting production of multiple effector cytokines (IFNγ, TNFα, IL2, GM-CSF) and showed high cytotoxic potential by secreting large quantities of Granzyme B and effectively killing target cells in vivo. • Substantial populations of p53-specific T cells were found patrolling peripheral organs like the lung, which is one of the predominant sites for the metastatic spread of many cancers. About ELI-002 Our lead product candidate, ELI-002, is a structurally novel investigational AMP cancer vaccine that targets cancers that are driven by mutations in the mKRAS-gene—a prevalent driver of many human cancers. ELI-002 is comprised of two powerful components that are built with our AMP platform consisting of AMP-modified mutant KRAS peptide antigens and an AMP-modified CpG adjuvant that is available as an off-the-shelf subcutaneous administration. ELI-002 2P (2 peptide formulation) is currently being studied in an ongoing Phase 1 (AMPLIFY- 201) trial in patients with high relapse risk mKRAS-driven solid tumors, following surgery and chemotherapy (NCT04853017). ELI-002 7P (7 peptide formulation) is currently being studied in a Phase 2 (AMPLIFY-7P) trial in patients with mKRAS-driven pancreatic cancer (NCT05726864). The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations present in 25% of all solid tumors, thereby increasing the potential patient population for ELI-002 and potentially reducing the chance of bypass resistance mechanisms. About ELI-007 and ELI-008 Our preclinical programs, ELI-007 and ELI-008, are being evaluated in studies funded by the Gastro-Intestinal (“GI”) Research Foundation with the aim of developing multivalent cancer vaccines targeting several mutations. ELI-007 is an investigational multivalent lymph node–targeted AMP peptide vaccine comprised of the V600E and V600K mutant antigens, which make up >95% of all BRAF-driven cancers in humans, representing up to 1.5 million cancer incidences worldwide each year. The BRAF gene is part of an intracellular signaling pathway that drives cell growth and division. BRAF mutations can lead to uncontrolled cell growth and ultimately cancer. ELI-008 is an investigational multivalent lymph node–targeted AMP peptide vaccine developed to target p53 hotspot mutations. p53 is a tumor-suppressing protein that controls the cell cycle, DNA replication and cell division. Mutations in the p53 protein lead to uncontrolled tumor progression and growth. Similar to KRAS, p53 mutations are present in a broad spectrum of cancer types, accounting for >30% of solid tumors. In preclinical models, ELI-007 and ELI-008 have shown strong T cell activation and demonstrated strong induction of tumor-antigen-specific T cell responses. About Elicio Therapeutics Elicio Therapeutics, Inc. (Nasdaq: ELTX) is a clinical-stage biotechnology company advancing a pipeline of novel lymph node-targeted immunotherapies for the treatment of some of the most aggressive cancers. By combining expertise in immunology and immunotherapy, Elicio is harnessing the natural power of the immune system with Amphiphile (“AMP”) Technology which allows for therapeutic payloads to be delivered directly to the lymph nodes, enhancing the immune system’s cancer-fighting capabilities. By targeting cancer immunotherapies to the core of the immune response, AMP aims to optimize the lymph nodes’ natural ability to educate, activate and amplify cancer-specific T cells, which are essential for recognizing and eliminating tumor cells. Engineered to synchronize immunity in these highly potent sites, AMP is built to enhance the magnitude, potency, quality, and durability of the immune response to drive antitumor activity. The Company’s R&D pipeline includes off-the-shelf therapeutic cancer vaccines ELI-002, (targeting mKRAS-driven cancers) as well as ELI-007 and ELI-008 (targeting BRAF-driven cancers and p53 hotspot mutations, respectively). For more information, please visit www.elicio.com. Cautionary Note on Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These include statements regarding Elicio’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, including the potential for the AMP strategy to improve the potency of vaccine immunotherapy, the broad applicability of Elicio’s technology and the potential therapeutic product opportunities; the expected participation and presentation at upcoming conferences, and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s plans to develop and commercialize its product candidates, including ELI-002; the timing of the availability of data from Elicio’s clinical trials, including initial data from the AMPLIFY-7P Phase 1 study of ELI-002 7P expected in the second quarter of 2024; Elicio’s plans to research, develop and commercialize its current and future product candidates; Elicio’s ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; and Elicio’s ability to advance ELI-002 outside of PDAC monotherapy and Elicio’s pipeline programs. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in the Annual Report on Form 10-K that was filed with the SEC on March 29, 2024, under the heading “Risk Factors”, and any subsequent reports and other documents filed from time to time with the SEC. Forward- looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law. Media Contact Kristin Politi LifeSci Communications kpoliti@lifescicomms.com 646-876-4783 Investor Relations Contact Heather DiVecchia Elicio Therapeutics IR@elicio.com 857-209-0153